Exhibit 10.2

July 31, 2015

Transition and Succession Agreement
Waiver Letter

Dear [●]:

Reference is made to your Transition and Succession Agreement with Mylan Inc., as such agreement has been and may be amended from time to time (the “T&S Agreement”). The T&S Agreement provides for the possibility of enhanced benefits or rights following a Change in Control (as such term is defined in the T&S Agreement) of Mylan N.V. (the “Company”). By executing this waiver letter, for good and valuable consideration (including your continued employment and continued participation in the incentive plans and programs of the Company and its subsidiaries), you acknowledge and agree that the Company’s proposed acquisition of Perrigo Company plc shall not constitute a Change in Control for any purpose of the T&S Agreement. All other provisions of the T&S Agreement, as modified by the foregoing, shall remain in full force and effect notwithstanding this waiver letter.

MYLAN INC.,
by

Name:
Title:

Acknowledged and agreed:

_____________________________
Name: